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                                                                     EXHIBIT 5.1

                                                  October 7, 1997



American Italian Pasta Company
1000 Italian Way
Excelsior Springs, Missouri 64024

         Re:      American Italian Pasta Company
                  Registration Statement on Form S-1
                  Reg. No. 333-32827 (the "Registration Statement")

Ladies and Gentlemen:

         We have represented American Italian Pasta Company, a Delaware corporation (the "Company"), in connection with the registration of up to 9,085,000 shares of Class A Convertible Common Stock, $.001 par value per share, of the Company, of which 5,310,000 shares are proposed to be issued and sold by the Company (the "Primary Shares") and up to 3,775,000 shares are proposed to be sold by certain selling stockholders (the "Selling Stockholders") of the Company (the "Secondary Shares").

         In connection with our representation, we have examined the corporate records of the Company, including its Amended and Restated Certificate of Incorporation, its Amended and Restated By-laws, and other corporate records and documents and have made such other examinations as we consider necessary to render this opinion. Based upon the foregoing, it is our opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

         2. The Primary Shares, when issued and sold in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         3. The Secondary Shares, when sold by the Selling Stockholders in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm in such Registration Statement.

                                        Very truly yours,

                                        /s/ Sonnenschein Nath & Rosenthal

                                        SONNENSCHEIN NATH & ROSENTHAL